2008-09-08 FORM 8K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2008

SmarTire Systems Inc.
(Exact name of registration as specified in its charter)

British Columbia, Canada	0-29248	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

#150 - 13151 Vanier Place Richmond, British Columbia, Canada	V6V 2J1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 276-9884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 12, 2007, we filed a complaint against Siemens VDO Automotive Corp. and Schrader-Bridgeport International, Inc. (“Schrader”) in the United States District Court for the Eastern District of Virginia alleging infringement of our United States Patent No. 5,231,872, entitled “Tire Monitoring Apparatus and Method.” The case was styled SmarTire Systems, Inc. v. Siemens VDO Automotive Corp., Schrader-Bridgeport International, Inc. and Schrader Electronics Ltd., Civil Action No. 1:07cv932 (E.D. Virginia).

On August 21, 2008, we and Schrader entered into a Confidential Settlement and License Agreement, terminating the lawsuit between Schrader and us.  In a stipulated judgment that was entered by the district court on August 26, 2008, Schrader also acknowledged the validity and enforceability of our United States Patent No. 5,231,872.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SMARTIRE SYSTEMS INC.

Date: September 8, 2008                                                                   By:        /s/ David Dodge
David Dodge
Interim Chief Financial Officer